State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 04/28/2022
FILED 05:25 PM 04/28/2022
SR 20221686462 - File Number 6780682

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is FINTOR ASSETS, LLC.

2. The name of the registered series is FINTOR ASSETS, LLC, SERIES #LEARN.

By: Farshad Yousufi
Authorized Person

Name: Farshad Yousufi
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